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                                                                    EXHIBIT 5(c)

                      [Letterhead of Delta Air Lines, Inc.]





                                                              Tel (404) 715-2387
                                                              Fax (404) 715-2233

                                                                 July 16, 2001


Delta Air Lines, Inc.
Hartsfield Atlanta International Airport
Atlanta, Georgia 30320


         Re:      Registration of Debt Securities

Ladies and Gentlemen:

            This opinion is delivered to you in connection with the filing by Delta Air Lines, Inc., a Delaware corporation (the "Company"), of its Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, which Registration Statement, together with the previous registration statement (File No. 333-30974) previously filed by the Company, relates to up to $2,546,381,000 in aggregate principal amount of debt securities of the Company (the "Debt Securities"). The Debt Securities are to be issued by the Company in one or more series pursuant to an Indenture, dated as of May 1, 1991 (the "Indenture"), between the Company and The Bank of New York, successor to The Citizens and Southern National Bank of Florida (the "Trustee"), a form of which has been incorporated by reference as an exhibit to the Registration Statement.

           In connection with the opinions expressed below, I or counsel under my general supervision have examined and relied upon the accuracy of originals or copies, certified or otherwise identified to my satisfaction, of such agreements, documents, certificates and statements of government officials and other papers as deemed necessary or advisable as a basis for such opinion. In all such examinations, I have assumed the genuineness of all signatures (other than those on behalf of the Company), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, I have assumed the same to have been properly given and to be accurate.

           Based upon and subject to the foregoing, and to the qualifications set forth herein, it is my opinion that the Debt Securities, when the final terms and provisions


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Delta Air Lines, Inc.
July 16, 2001
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thereof have been duly established and when duly executed on behalf of the
Company, authenticated by the Trustee under the Indenture and sold by the Company, will be validly issued, will constitute valid and binding obligations of the Company in accordance with their terms and will be entitled to the benefits of the Indenture in accordance with their terms and the terms of the Indenture.

           The foregoing opinions are subject, as to enforcement, to the effect of (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally, (2) general principles of equity (whether applied by a court of law or equity), and (3) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

           I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of the Debt Securities" in the prospectus relating to the Debt Securities that constitutes a part of the Registration Statement.

                                       Sincerely,

                                       /s/ ROBERT S. HARKEY
                                       -------------------------------
                                       Robert S. Harkey
                                       Senior Vice President - General Counsel
                                         and Secretary